Exhibit 8.3



                                                        Mourant [LOGO OMITTED]

Granite Master Issuer plc                        Mourant du Feu & Jeune
c/o Fifth Floor
100 Wood Street                                  8th Floor
London                                           68 King William Street
EC2V 7EX                                         London
                                                 EC4W 7DZ

                                                 T + 44 (0)20 7469 8000
                                                 T + 44 (0)20 7469 8099
11 January, 2007                                 www.mourant.com

                                                 Mourant du Feu & Jeune
Our ref: 2027210MdFj\628784\1                    Legal Services

Dear Sirs                                        Mourant Equity
                                                 Compensation Solutions
Granite Finance Trustees Limited
Registration Statement on Form S-3               Mourant International
                                                 Finance Administration

                                                 Mourant Private Wealth


We have acted as special Jersey tax counsel for Granite Finance Trustees Limited, a company incorporated under the laws of Jersey (the Registrant), in connection with the preparation of the registration statement on Form S-3 (the Registration Statement) initially filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the Act), on 3 January, 2007 relating to the issue by Granite Master Issuer plc (the Issuer) of certain notes (the Notes). The Notes will be issued pursuant to a trust deed (the Trust Deed) between The Bank of New York (the Note Trustee) and the Issuer.

We have advised the Registrant with respect to its Jersey tax position. This advice is reflected in the statements under the heading "Material Jersey (Channel Islands) tax considerations" in the Prospectus relating to the Notes. We confirm and adopt those statements as our opinion in accordance with their terms. The statements concerning material Jersey tax consequences contained in the Registration Statement do not purport to discuss all possible Jersey tax ramifications of the proposed issuance of the Notes and are limited to the matters expressly referred to in those statements.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as counsel to the Registrant) under the heading "Material Jersey (Channel Islands) tax considerations" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

We do not express any opinion as to any laws of any jurisdiction other than the laws of Jersey (Channel Islands) as such laws are applied by the courts of Jersey as at the date of this letter.


Yours faithfully


/s/ Mourant du Feu & Jeune

Mourant du Feu & Jeune


Mourant du Feu & Jeune London is an English partnership of Jersey lawyers Cayman - Guernsey - Jersey - London